Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              800America.com, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Nevada                                              87-0567884
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                              1929 So. 21st Avenue
                           Nashville, Tennessee, 37212
               ---------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                     800America.com, Inc. Stock Option Plan
                     --------------------------------------
                            (Full Title of the Plan)


                                    Elie Rabi
                      Chief Executive Officer and President

                              800America.com, Inc.
                              1929 So. 21 st Avenue
                              Nashville, Tennessee
                      -------------------------------------
                     (Name and Address of Agent For Service)

                                  800.999.5048
           -----------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                             John L. Thomas, Esquire
                                  18 Beth Drive
                              Moorestown, NJ 08057

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                                           CALCULATION OF REGISTRATION FEE

---------------------------------- --------------------- ------------------------ ---------------------- ------------------

       Title Of Securities              Amount To           Proposed Maximum        Proposed Maximum         Amount Of
        To Be Registered              Be Registered          Offering Price       Aggregate Offering     Registration Fee
                                                                Per Share                 Price
---------------------------------- --------------------- ------------------------ ---------------------- ------------------

Common Stock, $.001 Par Value        3,000,000 shares           $3.15 (1)             $9,450,000 (1)          $2,363 (1)

---------------------------------- --------------------- ------------------------ ---------------------- ------------------



---------------------------------- --------------------- ------------------------ ---------------------- ------------------

Total Fee                                                                                                     $2,363

---------------------------------- --------------------- ------------------------ ---------------------- ------------------
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(1)  Estimated  solely for the  purpose of  calculating  the  registration  fee, pursuant to Rule 457(c) under the  Securities  Act of 1933, as amended,  on the basis of the average of the high and low prices for the Common Stock on
     July 16, 2001, as reported by the Nasdaq Electronic Bulletin Board.



                                      -2-
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         This registration statement relates to a total of 3,000,000 shares of common stock, $.001 par value (the "Common Stock"), which are reserved for future sale and issuance by 800America.com, Inc. (the "Company") of options granted or to be granted under the 800America.com, Inc. Stock Option Plan.



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company are incorporated in this registration statement by reference:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31,2000;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above; and

     (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, filed December 17, 1999 including any amendment or report filed to update the description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     NONE

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Amended and Restated By-Laws contain provisions indemnifying the Company's directors to the fullest extent permitted by the General Corporation Law of Nevada ("the CGL"). The applicable provision of the GCL provides that a director may be indemnified against expenses, including attorneys fees, judgments, financial amounts paid in settlement incurred in connection with the action, suit or proceeding if the director acted in good faith and in a manner which the director reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

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ITEM 8. EXHIBITS

         Exhibit Number             Description
         --------------             -----------


              4              800America.com, Inc. Stock Option Plan

              5              Opinion and Consent of John L. Thomas, Esquire.

             23              Consent of Jack F. Burke, Jr., CPA






ITEM 9. UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Nashville, State of Tennessee, on the 17th day of July, 2001.


                                800America.com, Inc.


                                By: /s/  Elie Rabi
                                    -------------------------------------------
                                         Elie Rabi
                                         Chief Executive Officer and President




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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Signature                                   Title                                        Date
---------                                   -----                                        ----


/s/  Elie Rabi              Director, Chairman of the Board, Chief Executive       July 17, 2001
----------------------      Officer, President (Principal Executive Officer
Elie Rabi                   and Principal Financial and Accounting Officer)


/s/  Bobby Walley           Director                                               July 17, 2001
----------------------
Bobby Walley


/s/  Darvin D. Pierce       Director                                               July 17, 2001
----------------------
Darvin D. Pierce



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                                  EXHIBIT INDEX
                                  -------------


         Exhibit Number             Description
         --------------             ----------

               4       800America.com, Inc. Stock Option Plan

               5       Opinion and Consent of John L Thomas, Esquire

              23       Consent of Jack F. Burke, Jr., CPA.




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